EXHIBIT 5

                    [ON COLOMBO & BONACCI, P.C. LETTERHEAD]


                                ___________, 1995



                           ILX Incorporated: CAS Bonds


Gentlemen:

                  We have acted as counsel to ILX Incorporated, an Arizona corporation, (the "Company") in connection with the issuance and sale by the Company of 10% Convertible Adjustable Secured Bonds due 2000 (the "CAS Bonds") and the Company's common stock into which the CAS Bonds are convertible (the "Common Stock") pursuant to an Underwriting Agreement (the "Agreement") dated as of August ___, 1995, between the Company and Brookstreet Securities Corporation as representative of the several underwriters named therein (the "Underwriters"). The CAS Bonds and the Common Stock being sold by the Company are hereinafter referred to as the "Securities." (Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.)

                  As such counsel and in rendering the opinions contained herein, we have examined and relied upon, among other things, originals, or copies, identified to our satisfaction as being true copies, of the following documents:

         1.       Executed counterparts of the Agreement;

         2. Form Trust Indenture between the Company and U.S. Trust Company of California, N.A. as Trustee and dated __________;

         3. Form S-2 Registration Statement filed with the Securities and Exchange Commission ("SEC") on August ___, 1995, for the purpose of registering the sale of the Securities under the Securities Act of 1933, as amended, (the "Act"), Amendment No. 1 to the Registration Statement filed with the SEC on August ___, 1995 ("Amendment No. 1"), oral advice from William Tolbert that the SEC had declared the Registration Statement, as amended, effective as of _________ Washington, D.C. time on _________, 1995; the final prospectus in the form filed with the SEC on _________, pursuant to Rule 424(b)(1) under the Act; and a representation from the Company, satisfactory to us, that it has not been advised that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose have been instituted or are pending or contemplated under the Act. Such Registration Statement, as amended by Amendment No. 1, when it became effective (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) is herein referred to as the "Registration Statement," and the prospectus in the form delivered for filing with the SEC pursuant to Rule 424(b)(1) is herein referred to as the "Prospectus";

         4. Resolutions of the Board of Directors of the Company dated July ___, 1995 authorizing the execution and delivering of the Agreement, the issuance and sale of the Securities sold by the Company, the preparation and filing of the Registration Statement and Prospectus and other actions with respect to the above;

         5.       Articles  of  Incorporation   of  the  Company,   as  amended,
                  certified by the Arizona Corporation Commission;

         6. Bylaws of the Company, as amended, certified by the Secretary of the Company;

         7. Articles of Incorporation of Genesis Investment Group, Inc., an Arizona corporation; Harbour Southwest Development, Inc., an Arizona corporation, Laveen Properties, Inc., an Arizona corporation, Pilot Service Corp., an Arizona corporation; Golden Eagle Resort, Inc., an Arizona corporation; ILE Florida, Inc., an Arizona corporation; ILE Sedona Incorporated, an Arizona corporation; Red Rock Collection
                  Incorporated,  an  Arizona  corporation;  Red  Rock  Worldwide
                  Incorporated, an Arizona corporation; SHI Health Institute Incorporated, an Arizona corporation; Varsity Clubs of America Incorporated, an Arizona corporation; VCA Iowa Incorporated, an Arizona corporation; VCA Management Incorporated, an Arizona corporation; VCA South Bend Incorporated, an Arizona corporation; Kohl's Ranch Owner's Association, an Arizona non-profit corporation; Sedona Vacation Club Incorporated, an Arizona corporation; Varsity Clubs of America -- Iowa Chapter, an Arizona corporation; Varsity Clubs of America -- Norman Oklahoma, an Arizona non-profit corporation; Varsity Clubs of America -- South Bend Chapter, an Arizona non-profit corporation, all as certified by the Arizona Corporation
                  Commission, and Articles of Incorporation of Southern Vacations, Inc., a Florida corporation, ("SVI") certified by the Florida Corporation Commission and Articles of Incorporation of Golden Eagle Resort Condominium Association, Inc., a Colorado non-profit corporation, ("GERCA") and of Golden Eagle Realty, Inc., a Colorado corporation, ("GER") certified by the Colorado Corporation Commission (collectively, the "Corporate Subsidiaries").

         8.       Bylaws  of  each  Corporate   Subsidiary,   certified  by  the
                  respective Assistant Secretary of each Corporate Subsidiary;

         9. Certificate of Limited Partnership of Los Abrigados Partners Limited Partnership, an Arizona limited partnership ("LAP") certified by the Arizona Secretary of State and Limited Partnership Agreement of LAP, certified by LAP's general partner (LAP and the Corporate Subsidiaries collectively are referred to as the "Subsidiaries");

         10.      Specimens of the CAS Bonds and Common Stock;

         11. The letter of Deloitte and Touche dated _________ relating to the financial statement in, or incorporated in, the Registration Statement and other matters referred to therein, defined pursuant to Section 6(i) of the Agreement; and

         12. The certificate dated July ___, 1995 of the Chairman and the Vice President and Chief Financial Officer delivered with respect to Section 1 of the Agreement.

                  We have also examined and relied upon such certificates of public officials and others and such other documents as we have deemed relevant and necessary as a basis for the opinions set forth below, and relied upon and assumed the accuracy of the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties thereto.

                  Based upon the foregoing, and subject to the limitations, assumptions and qualifications stated below, we are of the opinion that the Securities to be issued and sold by the Company to the Underwriters pursuant to the terms of the Agreement have been duly authorized and will be, upon due issuance, authentication and delivery against payment therefor, in accordance with the terms thereof, duly and validly issued, fully paid and nonassessable.

                  We are not called upon to express, and do not express, any view, opinion or belief as to the (i) the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus, or (ii) any matter under state securities or Blue Sky laws.

                  Our  opinions  are  subject  to  the  following   assumptions,
qualifications, limitations and exceptions:

                  a. We have assumed without investigation the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy, the authenticity of the original of such latter documents, the conformity to the executed documents of any documents submitted to us as the form to be executed, the genuineness of all signatures, and the legal capacity of natural persons. We have assumed without investigation that any certificate, representation (oral or otherwise), telegram, telex, telecopy or other document on which we have relied, whether or not given or dated earlier than the date hereof, is authentic and remains accurate insofar as relevant to this opinion from such earlier date through and including the date hereof. We have relied exclusively on the certificates of the Arizona Corporation Commission Incorporating Division that the Company and each of its Corporate Subsidiaries (except SVI, GERCA and GER) is, upon the certificates of the Florida Corporation Commission that SVI is, and upon the certificate of the Colorado Corporation Commission that GERCA and GER each is, in good standing as a domestic corporation under the laws of its state of incorporation and as to the current form of its articles of incorporation, and, with respect to foreign jurisdictions, on certificates received from the Office of Secretary of State or other official of each state where the Company or any Subsidiary, as the case may be, is qualified as a foreign corporation or entity; further, we have relied exclusively on the certification of the Arizona Secretary of State as to the current form of LAP's Certificate of Limited Partnership; we have not conducted any independent investigation as to those matters, although currently we have no reason to believe that such certificates are not accurate. For purposes of our opinion, we have not made any independent review or examination of any other documents other than those listed above and have not undertaken or conducted any independent investigation or other inquiry whatsoever, including of orders, judgments, rules or other regulations or decrees by which the Company, its Subsidiaries or any of their respective properties may be bound, or of suits, investigations or proceedings, if any, pending or threatened against the Company or its Subsidiaries, except as may be specifically stated herein. References herein to "our knowledge" of any kind encompass only the actual present knowledge of only those present attorneys of the undersigned (acting in such capacity) who have given substantive attention to the transaction contemplated by the Agreement, but not including any constructive or imputed notice of any information, although we have no reason to believe that the opinions expressed herein are factually incorrect.

                  b. We have assumed without investigation: the due authorization, execution and delivery of the Agreement and the Indenture by, respectively, the Underwriters and the Trustee under the Indenture (the "Trustee"), to the extent such authorization, execution and delivery is a prerequisite to the effectiveness, validity, binding nature or enforceability thereof; neither the execution and delivery by the Underwriters or the Trustee, nor the consummation of the transactions therein contemplated conflicts with or results in a breach of or constitutes a default under any agreement or other obligation to which the Underwriters or the Trustee is a party or by which they or their respective properties are bound or results in the creation or imposition of any encumbrance upon any such properties; the Underwriters and Trustee have obtained all necessary governmental consents, authorizations, approvals, permits or certificates that are required as a condition to its execution and delivery of the Agreement or the Indenture, as applicable, and to its respective performance of the transactions contemplated thereby; that all transactions and conditions contemplated by the Agreement and the Indenture to have occurred at or prior to the date of legal consequence described therein have occurred or been waived by the appropriate parties; the Agreement and the Indenture constitute the legal, valid and binding obligation of the Underwriters and Trustee, as applicable, enforceable against the Underwriters and Trustee, as applicable, in accordance with its terms; the Underwriters and the Trustee have the corporate power and authority to enter into and perform the Agreement and the Indenture, as applicable; other than the Agreement and the Indenture, as applicable, there are no documents, agreements or understandings, oral or written, between or among the parties thereto that are inconsistent with the content of the Agreement or the Indenture, or that would expand or otherwise modify the obligations of the parties thereunder, and no fraud or duress has occurred in connection with the execution, acknowledgement and delivery of the Agreement or the Indenture.

                  c. We express no opinion as to the possible impact on the matters opined upon of the laws, orders or judgments of any jurisdiction other than federal law and the local law of the State of Arizona (without reference to Arizona choice-of-law rules).

                  d. Our opinion is limited to the matters set forth herein and to the date hereof. No opinion may be inferred or implied beyond the matters expressly stated herein. Our opinion is applicable only to the addressee hereof and shall not apply to any other person, firm, corporation or other entity.

                  e. The opinions expressed herein are subject to bankruptcy, insolvency, reorganization, arrangement, receivership, conservatorship, moratorium, fraudulent conveyance or other state and federal laws now or hereafter affecting the enforcement of creditors' rights in general. We render no opinion concerning the validity or enforceability of purported waivers, or provisions regarding insolvency, bankruptcy, or related provisions.

                  f. The enforceability of certain provisions and availability of remedies included within the Agreement and the Indenture may be limited, or rendered unenforceable, by the effect of federal and Arizona statutes and/or rules of law governing, without limitation, indemnification under the securities laws, payment of offering expenses, specific performance, injunctive relief, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or elimination of rights.

                  g. Our opinion is based upon existing laws, rules and regulations, and we undertake no obligation to advise you of changes that may be brought to our attention after the date hereof.

                  We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                  This opinion is furnished by us to you as counsel to the Company and is solely for your benefit. This opinion may not be relied upon by any other person, firm or corporation without our prior written consent. This opinion is rendered as of the date first written above and we assume no obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

                                     Very truly yours,


                                     COLOMBO & BONACCI, P.C.